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Exhibit 10.2

1996 Stock Option Plan, Administrative Rules and Agreement under which officers of the Company are eligible to receive options to purchase an aggregate of 1,210,000 shares of the Company's $2.50 par value common stock. This 1996 Stock Option Plan, Administrative Rules and Agreement is incorporated by reference from Form 10-Q of Brenton Banks, Inc. for the quarter ended September 30, 1996.
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